Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

eToro Group Ltd.

(Exact Name of Registrant as Specified in its Amended and Restated Memorandum and Articles of Association)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to be Paid	Equity	Class A common shares, pursuant to options outstanding under the 2007 Plan	Rule 457(h)	5,762,842		$7.93	(2)	$45,699,337.06	0.00015310	$6,996.57
Fees to be Paid	Equity	Class A common shares, pursuant to conversion of Class B common shares underlying options outstanding under the 2007 Plan	Rule 457(i)	5,762,842	(3)	—	(4)	—	—	—
Fees to be Paid	Equity	Class B common shares, pursuant to options outstanding under the 2007 Plan	Rule 457(h)	5,762,842		$7.93	(5)	$45,699,337.06	0.00015310	$6,996.57
Fees to be Paid	Equity	Class A common shares, pursuant to options outstanding under the 2021 Plan	Rule 457(h)	1,727,740		$7.98	(6)	$13,787,365.20	0.00015310	$2,110.85
Fees to be Paid	Equity	Class A common shares, pursuant to conversion of Class B common shares underlying options outstanding under the 2021 Plan	Rule 457(i)	1,727,740	(7)	—	(4)	—	—	—
Fees to be Paid	Equity	Class B common shares, pursuant to options outstanding under the 2021 Plan	Rule 457(h)	1,727,740		$7.98	(8)	$13,787,365.20	0.00015310	$2,110.85
Fees to be Paid	Equity	Class A common shares reserved for issuance under the 2021 Plan	Rule 457(c) and 457(h)	8,254,881		$63.14	(9)	$521,225,155.92	0.00015310	$79,799.57
Fees to be Paid	Equity	Class A common shares reserved for issuance under the ESPP	Rule 457(c) and 457(h)	2,201,301		$63.14	(9)	$138,993,337.03	0.00015310	$21,279.88
Total Offering Amounts								$779,191,897.46		$119,294.29
Total Fee Offsets										—
Net Fee Due										$119,294.29

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional Class A common shares, no par value (“Class A common shares”) and Class B common shares, no par value (“Class B common shares”), of eToro Group Ltd. (the “Registrant”) that may be offered and issued under the Registrant’s 2007 Employee Share Option Plan (the “2007 Plan”), the Registrant’s 2021 Share Incentive Plan, as amended (the “2021 Plan”) and the Registrant’s 2025 Employee Share Purchase Plan (the “ESPP”) to prevent dilution resulting from stock splits, stock distributions, recapitalization or other similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon $7.93, which is the weighted-average exercise price for Class A common shares outstanding under the 2007 Plan as of the date of this Registration Statement.

(3)	Represents Class A common shares issuable upon conversion of Class B common shares issuable upon the exercise of outstanding options to purchase Class B common shares granted under the 2007 Plan.

(4)	Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common shares issuable upon conversion of Class B common shares (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B common shares.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon $7.93, which is the weighted-average exercise price for Class B common shares outstanding under the 2007 Plan as of the date of this Registration Statement.

(6)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon $7.98, which is the weighted-average exercise price for Class A common shares outstanding under the 2021 Plan as of the date of this Registration Statement.

(7)	Represents Class A common shares issuable upon conversion of Class B common shares issuable upon the exercise of outstanding options to purchase Class B common shares granted under the 2021 Plan.

(8)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon $7.98, which is the weighted-average exercise price for Class B common shares outstanding under the 2021 Plan as of the date of this Registration Statement.

(9)	Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Class A common shares on May 19, 2025.